Exhibit 10.5

UNANIMOUS CONSENT IN LIEU OF A SPECIAL MEETING

OF THE BOARD OF DIRECTORS OF

SMARTDATA CORPORATION.

The Undersigned, being the sole Director of SmartData Corporation (the Company), hereby takes the following action;

WHEREAS, SmartData Corporation is desirous of settling all outstanding convertible debts of $81,158 due to Burkeley J. Priest a former sole Officer and Director of the Company. Such settlement to occur through the execution of a debt settlement agreement which requires a cash payment of $19,500 and the issuance of a $33,341, two year, noninterest bearing promissory note due February 24, 2016.

WHEREAS, SmartData Corporation is desirous of settling all outstanding convertible debts of $16,659 due to the Munson Family Limited Partnership, an entity controlled by Gerard Rice, a former director and officer of the Company. Such settlement to occur through the execution of a debt settlement agreement which requires the issuance of a $16,659, two year, noninterest bearing promissory note due February 24, 2016.

WHEREAS, SmartData Corporation is desirous of settling all outstanding convertible debts of $15,500 due to Marcel Vifian.  Such settlement to occur through a cash payment of $15,500.

WHEREAS,   The Board of Directors deems it in the best interest of the Company to settle all outstanding convertible debts as of February 24, 2014.

THEREFORE BE IT RESOLVED, SmartData Corporation shall execute a Debt Settlement Agreement with Burkeley J. Priest which requires a cash payment of $19,500 and the issuance of a $33,341, two year, noninterest bearing promissory note due February 24, 2016;

BE IT FURTHER RESOLVED, SmartData Corporation shall execute a Debt Settlement Agreement with Munson Family Limited Partnership which requires the issuance of a $16,659, two year, noninterest bearing promissory note due February 24, 2016.

BE IT FURTHER RESOLVED, SmartData Corporation shall settle the outstanding convertible debt due to Marcel Vifian through a $15,500 cash payment.

BE IT FURTHER RESOLVED, that this Unanimous Consent be placed into the minute book of the Company with the proceedings of the Board of Directors and that this consent shall have the same force and effect as if a meeting of the directors were held.

IN WITNESS WHEREOF, the undersigned has executed this document to be effective this 24th day of February, 2014.

/s/Bruce Lybbert
Bruce Lybbert